Exhibit 99.1

Zogenix Announces Proposed Public Offering of Common Stock and Warrants to Purchase Common Stock

SAN DIEGO, July 23, 2012 — Zogenix Inc. (NASDAQ: ZGNX), a pharmaceutical company commercializing and developing products for the treatment of central nervous system disorders and pain, announced today that it intends to offer units in an underwritten public offering, with each unit consisting of one share of Zogenix’s common stock and a warrant to purchase a certain number of shares of Zogenix’s common stock. All of the units are being offered by Zogenix. Zogenix intends to use the net proceeds from the offering to repay all amounts outstanding under its amended and restated loan and security agreement with Oxford Finance LLC and Silicon Valley Bank, to fund the pre-approval and pre-commercialization activities of Zohydro™ ER, for the ongoing commercialization of Sumavel® DosePro® and for working capital and other general corporate purposes.

Stifel Nicolaus Weisel and Wells Fargo Securities, LLC are acting as joint book-running managers for the offering. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The securities described above are being offered by Zogenix pursuant to a registration statement previously filed and declared effective by the Securities and Exchange Commission. A preliminary prospectus supplement and accompanying prospectus relating to this offering will be filed with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering may be obtained from Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, California 94104, or by calling (415) 364-2500 or from Wells Fargo Securities, LLC, Attention: Equity Syndicate Department, 375 Park Avenue, New York, New York 10152, or by calling (800) 326-5897 or emailing a request to cmclientsupport@wellsfargo.com. Electronic copies of the preliminary prospectus supplement and accompanying prospectus will also be available on the website of the Securities and Exchange Commission at http://www.sec.gov.

About Zogenix

Zogenix, Inc. (NASDAQ:ZGNX), with offices in San Diego and Emeryville, California, is a pharmaceutical company commercializing and developing products for the treatment of central nervous system disorders and pain. Zogenix’s first commercial product, SUMAVEL® DosePro® (sumatriptan injection) Needle-free Delivery System, was launched in January 2010 for the acute treatment of migraine and cluster headache. Zogenix’s lead investigational product candidate, Zohydro™ ER (hydrocodone bitartrate) is an oral, single-entity (without acetaminophen) novel extended-release formulation of various strengths of hydrocodone intended for administration every 12 hours for around the clock management of moderate to severe chronic pain. Zogenix’s second DosePro investigational product candidate, Relday™, is a proprietary, long-acting injectable formulation of risperidone for the treatment of schizophrenia. In May 2012, Zogenix submitted to the FDA a New Drug Application for Zohydro

ER and an Investigational New Drug Application for Relday. The FDA assigned a PDUFA target action date of March 1, 2013 for the Zohydro ER NDA.

Forward Looking Statements

Zogenix cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. These forward-looking statements include statements regarding Zogenix’s expectations on the completion, timing and size of the proposed public offering and the anticipated use of proceeds therefrom. The inclusion of forward-looking statements should not be regarded as a representation by Zogenix that any of its plans will be achieved. Actual results may differ from those set forth in this release due to the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering, as well as risks and uncertainties inherent in Zogenix’s business, including those described in the company’s periodic filings with the Securities and Exchange Commission.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Zogenix undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

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Investor Contact

Zack Kubow | The Ruth Group

646.536.7020 | zkubow@theruthgroup.com

Media Contact

Victoria Aguiar | The Ruth Group

646.536.7013 | vaguiar@theruthgroup.com